[LETTERHEAD OF KOLDER, CHAMPAGNE, SLAVEN & RAINEY, LLC]



                              Accountant's Consent
                              --------------------



The Board of Directors
First Allen Parish Bancorp, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-69939) on Form S-8 of our report dated January 28, 1999, relating to the consolidated statements of financial condition of First Allen Parish Bancorp, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-KSB of First Allen Parish Bancorp, Inc.


                                     /s/ Kolder, Champagne, Slaven & Rainey, LLC
                                     -------------------------------------------
                                          KOLDER, CHAMPAGNE, SLAVEN & RAINEY,LLC


Lafayette, Louisiana
March 26, 1999